“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call First Quarter 2013 May 8th, 2013

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s First Quarter 2013 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
• Record revenues in the quarter at $60 million, up 39% v Q1-2012, supporting growth objectives
• In North America, stronger commercial construction demand helping to offset short term softening in energy sector. European markets still a challenge, selective international demand. Energy sector medium term outlook remains very positive.
• Q1 gross margin percentage performance reflects temporary margin pressure from manufacturing inefficiencies related to start-up products, production ramp up and reduced parts mix. Expect normalization during Q2
• Subsequent to end of Q1, major new product launch of first truck crane, 70 ton
“Manitex TC700”
• Sits firmly in higher capacity global truck crane market
• Competitive price point and ease of use with commercial chassis
• Another significant first for the Company and a product of our recent investment in R&D

“Focused
manufacturer of
engineered lifting
equipment”
Business Update
•Changes from recent quarters…..
•N. American general construction / housing showing more vigour
•Energy has softened but appears to have steadied at this level. Rig counts in total firmer
•Consistent conditions
•Significant degree of uncertainty still exists in N. America, influencing buying decisions
•European markets very challenging
•Selective international markets and sectors remain a positive opportunity
•Product demand in the first quarter and current order profile reflecting higher percentage of lower tonnage and commercial / industrial equipment. Material handling equipment, rough terrain forklifts and container handling equipment also saw higher demand
•
3/31/13 Backlog $108 million
•Decrease of 17% from 12/31/12, a function of increased production and lower order intake
•Broad based order book although boom trucks continue to be heavily represented

“Focused
manufacturer of
engineered lifting
equipment”
Manitex TC700 Truck Crane
•Major new product launch this week, the first Manitex truck crane, the 70 ton Manitex TC700
•Enters the global truck crane market with competitive price point and benefits of a commercial chassis
•CE compliant for international markets
•Concept developed collaboratively with customers to meet requirements
•Orders in hand will commence shipping in second half of the year

Key Figures
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q1-2013 Q1-2012 Q4-2012
Net sales $59,566 $42,849 $56,524
% change in Q1-2013 to prior period
39.0% 5.4%
Gross profit 10,236 8,576 10,322
Gross margin %
17.2% 20.0% 18.3%
Operating expenses 6,979 6,056 7,046
Net Income 1,911 1,251 2,014
Earnings per share $0.16 $0.11 $0.16
Ebitda 4,121 3,390 4,102
EBITDA % of Sales
6.9% 7.9% 7.3%
Working capital 64,965 44,526 61,426
Current ratio 2.4 2.1 2.4
Backlog 107,792 133,322 130,352
% change in Q1-2013 to prior period
(19.1%) (17.3%)

“Focused
manufacturer of
engineered lifting
equipment”
Q1-2013 Operating Performance
$m $m
Q1-2012 Net income 1.3
Gross profit impact of increased sales of $16.7 million
(Q1-2013 sales less Q1-2012 sales at Q1-2012 gross profit % ).
3.3
Impact from lower margin
(Q1-2013 gross profit % - Q1-2012 gross profit % multiplied by Q1-2013 sales)
(1.7)
Increase in gross profit 1.6
Increase in R&D expense
Increase in SG&A expenses
(0.1)
(0.8)
Other income / (expense) (0.1)
Tax -
Q1-2013 Net income $1.9

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q1-2013 Q1-2012 Q4-2012
Working Capital $64,965 $44,526 $61,426
Days sales outstanding (DSO) 59 64 58
Days payable outstanding (DPO) 50 67 51
Inventory turns 3.1 2.9 3.0
Current ratio 2.4 2.1 2.4
Operating working capital 77,706 56,184 74,300
Operating working capital % of
annualized LQS
32.6% 32.8% 32.9%
•Working capital increase ($3.5 million) supporting growth with key operating working capital ratios steady.
•Operating working capital % of annualized LQS steady at 32.6%

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q1-2013 Q1-2012 Q4-2012
Total Cash 2,120 523 1,889
Total Debt 52,115 45,294 49,138
Total Equity 61,466 48,503 59,533
Net capitalization 111,461 93,274 106,782
Net debt / capitalization 44.9% 48.0% 44.2%
EBITDA 4,121 3,390 4,102
EBITDA % of sales 6.9% 7.9% 7.3%
•Total debt of $52.1 million, of which $2.7 million related to acquisitions and $3.9 million for facilities leases
• increase in debt at 3/31/2013 from 12/31/2012 of $3.0m, ($2.7m net of cash) for working capital purposes
•N. American revolver facilities, based on available collateral at 3/31/13 was $43 million.
•N. American revolver availability at 12/31/12 of $6.3 million
•EBITDA of $4.1 million for Q1-2013: trailing 12 month EBITDA of $18.7 million gives Debt /
EBITDA ratio of 2.8 times and interest cover of 7.8 times
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Short term macro economic outlook of modest economic improvement with zero growth in Europe, but, niche product and market strategy continues to deliver strong growth potential.
• Positioning for approximately 50% of group revenues in energy sector
• Continue to challenge market with new products
• Financial performance and strategic developments
– Solid Q1-2013, with  39% revenue growth and 45% EPS growth over Q1-2012
– Balance sheet strength for continued growth
– During Q2-2012 announced launch of 70 ton truck crane with significant market potential, commencing to ship in second half of
2013